Exhibit 10.1

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of January, 2010, by and between Kesselring Holding Corporation, a Delaware corporation with its principal office at 602 West Valley Mall Blvd., Union Gap, WA 98903 ("Company"), and Ken Craig, ("Executive") whose address is 39 Caroline Lane, Pisgah Forest, NC 28768.

                                    RECITALS

     1. The Executive has accepted the position of Chief Executive Officer of the Company.

     2. The Executive possesses knowledge of the business and affairs of the Company, its policies, methods and personnel.

     3. The Board of Directors ("Board") of the Company recognizes that the Executive's knowledge of the Company and experience are substantial and desires to assure the Company of the Executive's present and continued employment in an executive capacity and to compensate him therefor.

     4. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

     5. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreement set forth herein, the parties hereby agree as follows:

1. EMPLOYMENT.

     1.1 Employment and Term. The Executive shall continue to serve the Company, on the terms and conditions set forth herein, for the period ("Term") effective as of January 1, 2010 ("Commencement Date") and expiring on the fifth anniversary of the Commencement Date, unless sooner terminated as hereinafter set forth; provided, however, that the Term of this Agreement shall automatically be extended from year to year under the same terms and conditions as set forth herein unless the Company or the Executive gives written notice to the other ninety (90) days prior to the fifth anniversary of the Commencement Date of its or his intention to terminate this Agreement.

     1.2 Duties of Executive. The Executive shall perform the duties of an executive commensurate with such position, shall diligently perform all services
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as may be  reasonably  designated by the Board,  including,  but not limited to, serving as an officer or director of any subsidiary or affiliate company; and shall exercise such power and authority as is necessary and customary to the performance of such duties and services.

2. COMPENSATION.

     2.1 Base Salary. During the Term and any extension of the Term pursuant to paragraph 1.1, the Executive shall receive a base salary to be determined by the Board of Directors ("Base Salary"). The Base Salary shall be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. Notwithstanding the above, at the discretion of the Board of Directors of the Company, the Base Salary may be increased, but shall not be decreased, on each anniversary of the Commencement Date during the Term and any extension of the Term.

     2.2 Bonus. The Executive shall be entitled to receive a bonus in an amount and at such time(s) during the Term as shall be determined in the sole and absolute discretion of the Company.

3. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

     3.1 Expense Reimbursement. During the Term, the Company, upon the submission of supporting documentation by the Executive, and in accordance with Company policies for its executives, shall reimburse the Executive for all expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including expenses for travel, entertainment, computer allowance, and such other expenses as approved by the Company.

     3.2 Other Benefits. The Company shall obtain or shall continue in force comprehensive major medical and hospitalization insurance coverage, either group or individual, for the Executive and his dependents, (the "Policy"), which the Company shall keep in effect at its expense throughout the Term. The Policy to be provided by the Company shall be on terms as determined by the Board.

     3.3 Vacation. The Executive shall annually receive four weeks of paid vacation of which a maximum of two weeks may be carried forward from year to year.

4. TERMINATION.

     4.1 Termination for Cause. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated by the Company for Cause. As used in this Agreement "Cause" shall only mean (i) subject to the following sentences, any action or omission of the Executive which constitutes a willful and material breach of this Agreement which is not cured or as to which diligent attempts to cure have not commenced within 20 business days after receipt by Executive of notice of same, (ii) fraud, embezzlement or misappropriation as against the Company, or (iii) the conviction (from which no appeal can be taken) of Executive for any criminal act which is a felony. Upon any determination by the Board that Cause exists under clause (i) of the preceding sentence, the Company shall cause a special meeting of the Board to be called and held at a time mutually convenient to the Board and Executive, but in

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no event later than 10  business  days after  Executive's  receipt of the notice contemplated by clause (i). Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of Executive's employment by reason of such Cause determination shall not be
effective  until  Executive  is  afforded  such   opportunity  to  appear.   Any
termination for Cause pursuant to this Paragraph 4.1 shall be made in writing to Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Paragraph 3.1 hereof). In addition, upon any termination pursuant to this paragraph 4.1, the Executive hereby agrees to resign his position as a member of the Boards of Directors of the Company and any subsidiary.

     4.2 Termination Without Cause. The Company can terminate this Agreement without cause at anytime upon 90 day's written notice to Executive, provided Executive is paid a payment of $50,000 for severance and all other amount due at the time the agreement is terminated.

     5. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of duty or covenants which give rise to termination for cause as described in Paragraph 4.1 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any duty or covenant pursuant to Paragraph 4.1 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     6. BINDING EFFECT. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their personal representatives, successors, heirs and assigns.

     7.. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of paragraphs are for convenience only, and neither limit nor amplify the provisions of the Agreement itself.

     8. FURTHER ASSURANCES. At any time, and from time to time, each party will take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

     9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

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     10.  AMENDMENT This Agreement may not be amended,  supplemented or modified in whole or in part except by an  instrument  in writing  signed by the party or
parties  against  whom   enforcement  of  any  such  amendment,   supplement  or
modification is sought.

     11. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

     12. CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Washington, without giving effect to the application of the principles pertaining to conflicts of laws.

     13. EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

     14. CONSTRUCTION. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

     15. SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

     16. ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Yakima, County in the State of Washington. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding.

     17. SURVIVAL. All covenants, agreement, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the termination of the employment of the Executive.

     18. NOTICE. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered when sent by facsimile with receipt confirmed or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or by overnight courier, addressed to the parties at the addresses first stated herein, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein.

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     IN WITNESS  WHEREOF,  this  Agreement  has been duly  signed by the parties hereto on the day and year first above written.

KESSELRING HOLDING CORPORATION


By: /s/ Gary E. King                           /s/ Ken Craig
   --------------------------------------      ---------------------------------
Name: Gary E. King                             Ken Craig, Executive
Title: Chairman of the Board of Directors

                                  Schedule "A"

Base Salary shall be $64,200 per year and maybe reviewed and modified at the sole discretion of the Board of Directors during the Term of this Agreement.

Executive shall receive 1,000,000 shares of common stock in the Company, 250,000 shares upon signing and 250,000 shares at the end of each of the first three years of this Agreement.


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